UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

FREYR Battery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6&8 East Court Square, Suite 300, Newnan, Georgia 30263
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (678) 632-3112

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 23, 2024, FREYR Battery, Inc. (“FREYR” or the “Company”) completed the previously announced transactions contemplated under a transaction agreement (the “Transaction Agreement”) entered into with Trina Solar (Schweiz) AG, an entity organized under the laws of Switzerland (the “Seller”) on November 6, 2024 for the acquisition of all legal and beneficial ownership in the shares of capital stock of Trina Solar US Holding Inc., a Delaware corporation, which owns, directly or indirectly, all legal and beneficial ownership in the shares of capital stock of, or other ownership, membership or equity interest in (a) Trina Solar US Manufacturing Holding Inc., a Delaware corporation (“TUMH”), (b) Trina Solar US Manufacturing Module Associated Entity 1, LLC, a Texas limited liability company (“TUMA”), (c) Trina Solar US Manufacturing Module 1, LLC, a Texas limited liability company (“TUM 1”), and (d) Trina Solar US Manufacturing Cell 1, LLC, an Oklahoma limited liability company (“TUM 2”, and together with TUMH, TUMA and TUM 1, the “Acquired Companies”) (and such acquisition, the “Purchase”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Transaction Agreement.

Pursuant to the Transaction Agreement, among other things, the following occurred:

●	Consideration. At the Closing, in consideration for the Purchase, FREYR (i) paid to the Seller $100.0 million cash consideration and (ii) issued to the Seller (a) a $50.0 million repayment of an intercompany loan (together with accrued and unpaid interest); (b) 15,437,847 shares of common stock, par value $0.01 per share of FREYR (the “Common Stock”) (the “Share Consideration”); (c) a $150.0 million one percent (1%) per annum senior unsecured note due in five (5) years (the “Note Instrument”); and (d) an $80.0 million seven percent (7%) unsecured convertible note due in five (5) years (the “Convertible Note Instrument”), which, subject to CFIUS approval, is convertible in up to two conversions into 30.4 million shares of Common Stock, in aggregate (the “Conversion Shares”). The Second Conversion is also subject to the Requisite Stockholder Approval.

●	Related Commercial Agreements: With respect to the development, operation and services of the solar module manufacturing facility located in Wilmer, Texas with an output capacity of 5 GW, owned by TUM 1, and currently under construction (the “Solar Module Manufacturing Facility”), at the Closing:

o	FREYR Related Agreements: the Company and (A) certain parties affiliated to the Seller, entered into that certain (i) Module Operational Support Agreement, (ii) IP License Agreement and (B) TUM 1 entered into that certain IP Sublicense Agreement; and

o	TUM 1 Related Agreements: TUM 1 and certain affiliated parties to Seller entered into that certain (i) Sales Agency and Aftermarket Services Agreement, (ii) Amended and Restated Sales Agreement (Solar Cells), (iii) Amended and Restated Sales Agreement (Polysilicon), (iv) Amended and Restated Supply Contract, (v) Amendment No. 1 to Intellectual Property License Agreement, and (vi) Amended and Restated Trademark License Agreement.

●	Financing Related Agreements: With respect to the existing project finance of TUM 1 in connection with the construction of the Solar Module Manufacturing Facility, at the Closing:

o	TUM 1 entered into that certain Consent, Waiver and Amendment No. 1 to that certain $235 million senior secured credit facility by and among TUM 1, as borrower, the lenders from time to time party thereto, HSBC Bank USA, N.A., as administrative and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A., as joint lead arrangers, Standard Chartered Bank, as green loan coordinator, dated July 16, 2024 (the “Credit Agreement Amendment”), and

o	the Company entered into that certain (i) Equity Contribution Agreement, (ii) Loan Commitment Agreement, and (iii) Direct Agreement – Operational Support Agreement

●	Other Agreements: At the Closing, the Company and Seller entered into that certain (i) Cooperation Agreement and (ii) a Registration Rights Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Note Instrument

At Closing, FREYR and the Seller executed the Note Instrument.

As previously disclosed, pursuant to the Note Instrument, FREYR will repay the principal amount in cash with quarterly repayments of $7.5 million per quarter starting on the first calendar quarter ending after the one-year anniversary of the date of issuance of the Note Instrument and $30.0 million at maturity. Interest will accrue quarterly in arrears at one percent (1%) per annum and will be paid in cash on a quarterly basis starting at Closing. FREYR, in its discretion, may prepay the Note Instrument, in whole or in part, at any time prior to maturity date without premium or penalty.

The foregoing description of the Note Instrument does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Note Instrument, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Convertible Note Instrument

At Closing, FREYR and the Seller executed the Convertible Note Instrument.

Within five (5) business days of obtaining CFIUS approval, the Convertible Note Instrument shall partially convert into approximately 12.5 million shares of FREYR’s Common Stock (the “First Conversion”). Within five (5) business days of obtaining Requisite Stockholder Approval, the remaining balance of the Convertible Note Instrument shall convert into approximately 18.0 million additional shares of FREYR’s Common Stock. Interest shall accrue quarterly at seven percent (7%) per annum commencing on the issuance date, subject to certain adjustments; however, the Convertible Note Instrument shall never convert to more than approximately 30.4 million shares of Common Stock.

The foregoing description of the Convertible Note Instrument does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Convertible Note Instrument, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Cooperation Agreement

At Closing, FREYR and the Seller entered into a Cooperation Agreement. As previously disclosed, pursuant to such agreement, among other things, for so long as the Seller holds 15.4 million shares of FREYR’s Common Stock, it shall be entitled to designate for nomination one (1) director to FREYR’s board of directors (the “FREYR Board” or the “Board”) and (ii) for as long as the Seller holds fifteen percent (15%) or more of FREYR’s Common Stock, it shall be entitled to designate for nomination two (2) directors to the FREYR Board. For so long as there is at least one (1) director designated by the Seller on the FREYR Board and at least one (1) such director is an independent director in accordance with the applicable law and stock exchange listing rules and determined by the Board, the FREYR Board shall appoint a director designated by the Seller to each of (i) the nominating and corporate governance committee and (ii) the compensation committee.

Pursuant to the Cooperation Agreement, the Seller further agrees to customary standstill provisions for so long as the Seller holds the Share Consideration. In addition, subject to limited exceptions, the Seller shall not transfer any shares of Common Stock during a one-year lock-up period and shall not transfer a certain number of shares for so long as the Credit Agreement is outstanding. For as long as the Seller holds securities in the Company, it shall also be entitled to certain anti-dilution rights.

Pursuant to the Cooperation Agreement, Seller nominated Mingxing Lin as a director to the FREYR Board and the Board approved his appointment effective at Closing.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Registration Rights Agreement

At Closing, FREYR and the Seller entered into a Registration Rights Agreement, pursuant to which FREYR shall grant the Seller certain registration rights on Form S-3 or other forms of registration statements, including Form S-1, as available, with respect to the shares of Common Stock issued to the Seller pursuant to the Transaction Agreement and the Convertible Note Instrument.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Preferred Stock Purchase Agreement

At Closing, in connection with the Company’s efforts to finance in part the construction, commissioning and ramp-up related to the solar cell manufacturing facility to be developed by TUM 2 (the “Solar Cell Manufacturing Facility”), including general corporate purposes related to the assets to be acquired by the Company pursuant to the transaction, FREYR issued a first tranche of 5 million shares of its non-voting preferred stock (the “Preferred Stock”) to certain funds and accounts managed by Encompass Capital Advisors LLC (collectively, the “Purchasers”) in exchange for $50.0 million pursuant to the preferred stock purchase agreement entered into by and among FREYR and the Purchasers on November 6, 2024 (the “Preferred Stock Purchase Agreement”).

Following the Closing and at FREYR’s sole discretion upon proceeding to a final investment decision on TUM 2, the Company may issue an additional second tranche of 5 million shares of Preferred Stock to the Purchasers in exchange for $50.0 million.

As previously disclosed, the Preferred Stock has a term of three (3) years from the Closing Date and a conversion price of $2.50 per share of Common Stock or such other price as is used in the conversion of the Preferred Stock. FREYR will redeem the Preferred Stock at maturity at par value plus any accrued and unpaid interest. The Preferred Stock will rank senior to the Common Stock but junior to all debt obligations of the Company and will have a liquidation preference equal to $10.00 per share of Preferred Stock plus accrued but unpaid dividends. FREYR also agreed to provide certain registration rights with respect to the Preferred Stock and the shares of Common Stock underlying the Preferred Stock. The Preferred Stock carries 6% cash interest, accruing on the funding of the first tranche and payable in arrears (i) on the dividend date 18 months after the first tranche funding and (ii) every six months after such dividend payment date. Other customary representations and warranties, closing conditions and terms were included in the Preferred Stock Purchase Agreement.

The foregoing description of the Preferred Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Commercial Agreements

Module Operational Support Agreement

At Closing, FREYR, as manufacturer, and Trina Solar (U.S.), Inc., a Delaware corporation (“TUS”), as service provider, an affiliate of Seller, entered into a module operational support agreement dated December 23, 2024 (the “Module Operational Support Agreement”).

Pursuant to the Module Operational Support Agreement, TUS will provide advisory; technical; manufacturing, quality, and risk management; smart manufacturing system; equipment operation and maintenance; training; warehouse management and logistics services, and any additional services as the parties agree to in connection with the Solar Module Manufacturing Facility.

The Module and Operational Support Agreement further contemplates that FREYR shall remain responsible for all aspects of management and operation of the Solar Module Manufacturing Facility other than the services provided by TUS including, but not limited to strategic planning, financial management, manufacturing, quality controls, maintenance, human resources, and contract and vendor management.

In consideration for the services provided by TUS, FREYR shall pay TUS an annual fee equal to five percent (5%) of the adjusted EBITDA of the relevant calendar year being the EBITDA of TUM 1 or for TUM 1 and TUM 2, as applicable, minus the G&A Allocation and all costs contemplated under the Commercial Agreements (“EBITDA”). The G&A Allocation shall be $8.0 million until the final investment decision with respect to the solar cell manufacturing facility owned by TUM 2 and $15.0 million thereafter. All costs and expenses incurred by TUS and its affiliates in the provision of the services shall be reimbursed by FREYR.

The Module Operational Support Agreement shall be effective until the later of (i) the fifth (5th) anniversary of the Closing Date and (ii) the date on which all obligations under the Credit Agreement are repaid in full or otherwise discharged in accordance with the Credit Agreement.

The foregoing description of the Module Operational Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Module Operational Support Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Sales Agency and Aftermarket Services Agreement

At Closing, TUS and TUM 1 entered into a sales agency and aftermarket services agreement dated December 23, 2024 (the “Sales Agency and Aftermarket Services Agreement”), pursuant to which TUS shall provide services to TUM 1 relating to the marketing and sales of solar photovoltaic energy generating modules manufactured by or for TUM 1 (the “Marketing and Sales Services”), branded with licensed trademarks pursuant to that certain Trademark License Agreement by and between Trina Solar Co., Ltd. an entity incorporated in the People’s Republic of China (“TCZ”) and TUM 1, effective as of July 16, 2024, as amended and restated in connection with the transaction (the “Trademark License Agreement”), and sold by TUM 1 in the U.S. (the “Covered Products”).

Pursuant to the Sales Agency and Aftermarket Services Agreement, TCZ shall be responsible for providing the product warranty set forth in such agreements to each of the Customers for all Covered Products. TUS shall further provide aftermarket support and warranty support services to customers who purchased the Covered Products in the U.S. (the “Customers”), including but not limited to, managing a call center for Customer complaints, responding to such complaints, cooperating with TUM 1 to inspect Covered and managing returned inventory and claim resolution for Covered Products that are in breach of a product warranty (the “Warranty and Aftermarket Support Fee”).

TUM 1 shall pay:

●	For Marketing and Sales Services: commissions for Covered Product sales (“Commissions”), determined as follows:

(i)	for sales of Covered Products representing the first 1.5 GW of Solar Module Manufacturing Facility capacity, a commission equal to (a) $0.02 per watt if TUM 1 produced such Covered Products using solar cells supplied to TUM 1 from outside the U.S., and (b) $0.035 per watt if TUM 1 produced such Covered Products using solar cells supplied to TUM 1 from within the U.S.;

(ii)	for sales of Covered Products representing any additional GW of solar module capacity a commission equal to (a) two percent (2%) of the sales price of such Covered Products, plus (b) for sales that exceeds the target price (reflecting a margin of twenty percent (20%)), an amount equal to fifty percent (50%) of the sales price in excess of the target price; and

(iii)	a bonus equal to five percent (5%) of the higher of (a) adjusted EBITDA of TUM 1 only, and (b) sixty percent (60%) of adjusted EBITDA for TUM 1 and TUM 2.

●	For the Warranty and Aftermarket Support Fee: one percent (1%) of the sales price.

The aggregate amounts owed by FREYR under (1) parts (i) and (ii) of the Commission under the Sales Agency and Aftermarket Services Agreement, (2) certain amounts due under the Intellectual Property License Agreement between TCZ and TUM 1 dated July 16, 2024, as amended by that certain Amendment No. 1 dated December 23, 2024 and (3) certain amounts due under the Amended and Restated Trademark License Agreement, dated December 23, 2024, between TUS and TUM 1, shall not exceed $200.0 million per calendar year.

The agreement shall be effective until the later of (i) the fifth (5th) anniversary of the effective date and (ii) the date on which all obligations under the Credit Agreement are repaid in full or otherwise discharged in accordance with the Credit Agreement.

The foregoing description of the Sales Agency and Aftermarket Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agency and Aftermarket Services Agreement, a copy of which is filed as Exhibit 10.7 hereto and incorporated by reference herein.

IP License Agreement

At Closing, TCZ, as licensor, and FREYR, as licensee, entered into an IP license agreement dated December 23, 2024 (the “IP License Agreement”), pursuant to which TCZ grants to FREYR: (i) a license to manufacture solar modules and solar cells (the “Licensed Products”) at the Solar Module Manufacturing Facility, or any other manufacturing facility owned by TUM 1 or its approved subsidiaries commissioned for the manufacture of solar modules or solar cells approved by TCZ in the U.S. (the “Approved Facilities”); and (ii) a license to access and use the licensed software for the operation of the Solar Module Manufacturing Facility (the “Licensed Software”).

These licenses grant, among other things, the right to FREYR to manufacture, distribute and/or sell the Licensed Products in the U.S., to operate the Approved Facilities and otherwise to receive any services provided by TCZ or its affiliates under the Commercial Agreements. Pursuant to the agreement and subject to certain limitations, TUM 1 and its approved subsidiaries (as defined in the IP License Agreement) shall be the exclusive manufacturer of solar modules in the U.S. during the first two (2) years after Closing.

FREYR shall have the right to sublicense the license and rights granted to it under the agreement to TUM 1; provided it remains a direct or indirect, wholly-owned subsidiary of FREYR. TUM 1 shall be permitted to sublicense its sublicense and rights to TUM 2 and to other permitted subsidiaries or third parties with TCZ’s prior written consent, provided it remains a direct or indirect, wholly-owned subsidiary of FREYR. At closing, FREYR and TUM 1 entered into an IP sublicense agreement dated December 23, 2024, to effect the sublicense of the IP License to TUM 1.

TCZ shall be responsible for filing, prosecuting and maintaining all patents pursuant to this agreement and shall bear all such costs.

The agreement shall have an initial term of five (5) years; FREYR may extend the term for additional five (5) year terms at its discretion.

The foregoing description of the IP License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the IP License Agreement, a copy of which is filed as Exhibit 10.8 hereto and incorporated by reference herein.

Financing Related Agreements

Amended Credit Agreement

On July 16, 2024, TUM 1 entered into that certain $235.0 million senior secured credit facility by and among TUM 1, as borrower, the lenders from time to time party thereto, HSBC Bank USA, N.A., as administrative and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A., as joint lead arrangers, Standard Chartered Bank, as green loan coordinator (the “Credit Agreement”), which provides for a term loan facility maturing December 31, 2029, the proceeds of which will be used for funding the development, construction, and operation of the Solar Module Manufacturing Facility owned by TUM 1. Loans under the facility bear interest at an annual rate equal to, at the option of TUM 1, (a) SOFR plus 350 bps per annum or (b) the base rate plus 250 basis points per annum.

In connection with Closing, the parties to the Credit Agreement entered into a certain Consent, Waiver and Amendment No. 1 to the Credit Agreement, dated as of December 23, 2024 (the “Credit Agreement Amendment No. 1” and, the Credit Agreement, the “Amended Credit Agreement”), pursuant to which, among other things, the parties to the Credit Agreement consented to:

(i)	the change of control that would have otherwise been triggered by the Closing of the transaction;

(ii)	the execution and delivery of by TUM 1, as borrower, of the (a) Sales Agency and Aftermarket Services Agreement, (b) Amended and Restated Sales Agreement (Solar Cells), (c) Amended and Restated Sales Agreement (Polysilicon), (d) Amended and Restated Supply Contract, (e) Amendment No. 1 to Intellectual Property License Agreement, (f) Amended and Restated Trademark License Agreement, and (g) Module Operational Support Agreement;

(iii)	the termination of certain direct agreements pledging interest in certain material contracts of TUM 1 that are being terminated in connection with the Closing and the entry into a direct agreement in respect of the Module Operational Support Agreement; and

(iv)	the termination of a previous equity contribution agreement and entry into a new equity contribution agreement and guaranty, in each case, as further described below.

The Amended Credit Agreement contains customary affirmative and negative covenants for transactions of this type, including limitations on incurring indebtedness, granting liens and guarantees, entering into certain material contracts, making restricted payments and financial covenants. The financial covenants included in the Amended Credit Agreement include: (i) a maximum 40:60 debt to equity ratio, which applies prior to the date on which the Solar Module Manufacturing Facility has been substantially completed and term conversion has been achieved pursuant to the terms of the Amended Credit Agreement (the “Conversion Date”) and (ii) on and after the Conversion Date, a minimum 1.20:1.00 debt service coverage ratio, in each case, that is tested at the end of each quarter and is subject to customary cure rights. Upon the occurrence of the Conversion Date, certain other terms of the Amended Credit Agreement change pursuant to its terms, including the commencement of amortization payments.

The Amended Credit Agreement contains customary distribution conditions and disbursement rules.

Further, the Amended Credit Agreement permits voluntary prepayments without premium or penalty, subject to customary notice requirements.

The Amended Credit Agreement also provides for a customary project finance security package, including pledges over (i) the units in certain Acquired Companies, including TUM 1, (ii) all assets of TUM 1, (iii) TUM 1’s interest in certain material contracts related to the operations of the Solar Module Manufacturing Facility, and (iv) construction, revenue, debt service reserve, insurance and loss proceeds, and distribution reserve accounts.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and Credit Agreement Amendment No. 1, copies of which are filed respectively as Exhibits 10.9, and 10.10 hereto and incorporated by reference herein.

Equity Contribution Agreement

At Closing, FREYR, as sponsor, TUM 1, as borrower, TUMH, and HSBC Bank USA, N.A., as the administrative agent and the collateral agent, entered into an equity contribution agreement, dated December 23, 2024 (the “Equity Contribution Agreement”), pursuant to which until the Solar Module Manufacturing Facility achieves “Substantial Completion” (or equivalent term, as defined in the Retrofit EPC Contract (as defined in the Amended Credit Agreement) and the Facility Commissioning Date under each applicable Offtake Contract (as defined in the Amended Credit Agreement) has occurred (“COD”), to the extent no construction/term loans are available to TUM 1 under the Amended Credit Agreement to pay the Solar Module Manufacturing Facility’s costs, FREYR shall make equity contributions up to an amount equal to $125.0 million to the extent necessary to cause the Solar Module Manufacturing Facility to achieve COD.

The foregoing description of the Equity Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Contribution Agreement, a copy of which is filed as Exhibit 10.11 hereto and incorporated by reference herein.

Loan Commitment Agreement

As a condition to the execution of the Equity Contribution Agreement and Credit Agreement Amendment No. 1 at Closing, certain of FREYR’s obligations under the Equity Contribution Agreement must be guaranteed by Trina Solar Energy Development PTE. Ltd., a Singapore private limited company (“TED”), an affiliate of Seller, pursuant to a guaranty in favor of the collateral agent (the “Guaranty”).

At Closing, FREYR and TED entered into a loan commitment agreement, dated December 23, 2024 (the “Loan Commitment Agreement”), pursuant to which, in the event that the collateral agent makes a demand for payment from time to time under the Guaranty, upon such payment from TED to the collateral agent, TED shall be deemed to have provided a loan to FREYR on the following terms and conditions: (i) the principal amount of such loan shall be the amount paid by TED to the collateral agent in response to such demand, (ii) such loan shall bear interest at a rate equal to the sum of (A) the applicable rate for SOFR loans pursuant to the Amended Credit Agreement and (B) 2%, payable quarterly in cash, (iii) the outstanding principal amount of each such loan shall be due and payable in full on the 364th day after the making of such loan, and (iv) the maximum loan amount that TED shall be required to provide to FREYR is $125.0 million.

The foregoing description of the Loan Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Commitment Agreement, a copy of which is filed as Exhibit 10.12 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading “Financing Related Agreements” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under the heading “Introductory Note” and above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities of the Company that may be issued in connection with the Transaction Agreement and Preferred Stock Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 22, 2024, the FREYR Board appointed Mingxing Lin as a director of the Company, effective December 23, 2024.

Mingxing Lin, 43, has served as director and Chief Strategy Officer of FREYR since December 2024. Mr. Lin has over 15 years of finance and multinational management experience. Prior to joining FREYR, Mr. Lin served as a manager and then deputy head at the Germany Project Team of China Development Bank in Frankfurt, Germany, from October 2010 to December 2020. Mr. Lin was a senior manager of China Everbright Bank Luxembourg Branch from January 2021 to May 2021. From June 2021 to January 2023, Mr. Lin served as an executive director at Fosun Management (Germany) GmbH in Frankfurt am Main, Germany. Since February 2023, Mr. Lin has served as the Head of Overseas Investment and Financing Center and Head of Finance of Overseas Joint Venture Business Unit of Trina Solar Energy Development Pte. Ltd. in Singapore. Mr. Lin received his Bachelor of Economics in Finance from Wuhan University in September 2004 and Bachelor of Science of Engineering in Materials Science and Engineering from Wuhan University of Technology in June 2004. In June 2006, he received his Master of Science of Engineering in Building Materials Science from Wuhan University of Technology. In February 2024, Mr. Lin received his EMBA in Business Administration from Frankfurt School of Finance and Management.

The Board believes Mr. Lin is qualified to serve on the FREYR Board due to his extensive business, finance, strategy and leadership experience.

As FREYR’s Chief Strategy Officer, Mr. Lin is not independent under the New York Stock Exchange’s listing standards and applicable law. In addition, Mr. Lin is employed by an affiliate of Trina Solar (Schweiz) AG and was appointed as a director by Trina Solar (Schweiz) AG under the Cooperation Agreement. There are no family relationships between Mr. Lin and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no additional related party transactions between the Company and Mr. Lin that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Lin shall receive compensation from the Company related to his position as Chief Strategy Officer, and will receive no additional compensation for his service as a director of the Board. The Company expects that Mr. Lin will enter into the Company’s standard form of indemnification agreement for its directors and officers.

Item 7.01. Regulation FD Disclosure.

On December 23, 2024, the Company issued a press release announcing that the completion of transactions contemplated under the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in any filling under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma consolidated financial statements of the Company required by this Item 9.01(b) will be filed within the time required by Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1	Transaction Agreement by and among FREYR Battery, Inc. and Trina Solar (Schweiz) AG, dated as of November 6, 2024 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2024).*/++
10.1	Preferred Stock Purchase Agreement by and between FREYR Battery, Inc. and certain funds and accounts managed by Encompass Capital Advisors LLC, dated as of November 6, 2024 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2024). */++
10.2	Form of Note Instrument (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2024).
10.3	Form of Convertible Note Instrument (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2024).
10.4	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2024)
10.5	Cooperation Agreement by and between FREYR Battery, Inc. and Trina Solar (Schweiz) AG, dated as of December 23, 2024.
10.6	Module Operational Support Agreement by and between FREYR Battery, Inc. and Trina Solar (U.S.), Inc. dated as of December 23, 2024.*
10.7	Sales Agency and Aftermarket Services Agreement by and between Trina Solar (U.S.), Inc. and Trina Solar US Manufacturing Module 1, LLC, dated as of December 23, 2024.*
10.8	IP License Agreement by and between Trina Solar Co., Ltd. and FREYR Battery, Inc., dated of December 23, 2024.*
10.9	Credit Agreement by and among Trina Solar US Manufacturing Module 1, LLC, as borrower, the lenders from time to time party thereto, HSBC Bank USA, N.A., as administrative and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A., as joint lead arrangers, Standard Chartered Bank, as green loan coordinator, dated July 16, 2024.*
10.10	Credit Agreement Amendment No. 1 by and among Trina Solar US Manufacturing Module 1, LLC, as borrower, the lenders from time to time party thereto, HSBC Bank USA, N.A., as administrative and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A., as joint lead arrangers, Standard Chartered Bank, as green loan coordinator, dated December 23, 2024.*
10.11	Equity Contribution Agreement by and among FREYR Battery, Inc., as sponsor, Trina Solar US Manufacturing Module 1, LLC, as borrower, Trina Solar US Manufacturing Holding Inc., and HSBC Bank USA, N.A., as administrative agent and collateral agent, dated December 23, 2024.*
10.12	Loan Commitment Agreement, by and between FREYR Battery, Inc. and Trina Solar Energy Development PTE. Ltd., dated December 23, 2024.*
99.1	Press release issued by FREYR Battery, Inc. on December 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. FREYR will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. FREYR may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

++	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR Battery, Inc.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: December 27, 2024